Exhibit 10.44
CONSULTING AGREEMENT
     This Consulting Agreement (the “Agreement”) is entered into as of November 10, 2006, by and between Cambrex Corporation, a corporation (the “Company”), and Gary L. Mossman, an independent contractor (the “Consultant”).
RECITALS
     A. The Company desires to obtain the services of Consultant on its own behalf and on behalf of all existing and future Affiliated Companies (defined as any corporation or other business entity or entities that directly or indirectly controls, is controlled by, or is under common control with the Company), and Consultant desires to provide consulting services to the Company upon the terms and conditions in this Agreement.
     B. The Company has spent significant time, effort, and money to develop certain Proprietary Information (as defined below), which the Company considers vital to its business and goodwill.
     C. The Company’s Proprietary Information shall necessarily be communicated to or acquired by Consultant in the course of providing consulting services to the Company, and the Company desires to obtain the services of Consultant and to protect its Proprietary Information.
          Accordingly, the parties agree as follows:
AGREEMENT
          1. Consulting Period
               Term. The Company hereby retains the Consultant and Consultant agrees to render to the Company those services described in Section 2, for the period (the “Consulting Period”) commencing on the date of this Agreement and continuing through August 31, 2007.
          2. Services
               (a) Consultant hereby agrees to provide and perform for the Company those services set forth in Exhibit A and such additional services as may be requested from time to time by the Company’s Chief Executive Officer or his designee.
               (b) Company hereby agrees to provide compensation and reimbursement for travel and other reasonable business expenses incurred by Consultant under the scope of this Agreement in accordance with Section 3(a).

          3. Compensation, Benefits, Expenses
               (a) Compensation. In consideration of the services to be rendered hereunder, including, without limitation, services to any Affiliated Company, Consultant shall be paid $10,000 (Ten Thousand Dollars) per month, payable on the last day of each month, as well as reimbursement for reasonable travel and other business expenses.
               (b) Benefits. Other than the compensation specified in Sections 3(a) Consultant shall not be entitled to any direct or indirect compensation or benefits for services performed hereunder, it being understood and agreed that consultant is an independent contractor and not an employee of the Company.
          4. Proprietary Information
               (a) Defined. “Proprietary Information” is all information and any idea in whatever form, tangible or intangible, pertaining in any manner to the business of the Company or any Affiliated Company, or to its clients, consultants, or business associates, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information was rightfully in Consultant’s or its agents’ possession or part of its general knowledge prior to the Consulting Period; or (iii) the information is disclosed to Consultant or its agents by a third party who rightfully possesses the information, does not have confidential or proprietary restrictions related to disclosure of such information, and did not learn of it, directly or indirectly, from the Company.
               (b) General Restrictions on Use. Consultant agrees to hold all Company’s Proprietary Information in strict confidence and trust for the sole benefit of the Company and not to, disclose, use, copy, publish, summarize, or remove from Company’s premises any Proprietary Information (or remove from the premises any other property of the Company) (i) during the Consulting Period except to the extent necessary to carry out Consultant’s responsibilities under this Agreement, and (ii) after termination of the Consulting Period.
               (c) Interference with Business; Competitive Activities. Consultant agrees that during the Consulting Period, Consultant shall not compete with any of the Company’s products.

          5. Inventions and Ideas
               (a) Defined. The term “Invention Ideas” means any and all ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, copyrights, and all improvements, rights, and claims related to the foregoing. “Invention Idea” does not include inventions that are conceived, developed, or reduced to practice by the Consultant entirely on his or her own time without using the Company’s equipment, supplies, facilities, or Proprietary Information except for those inventions that (i) are conceived, developed, or reduced to practice by the Consultant in connection with the performance of services under this Agreement, or (ii) at the time of reduction to practice or conception of the invention by the Consultant, relate to the Company’s business, or actual or demonstrably anticipated research or development of the Company.
               (b) Disclosure. Consultant agrees to maintain adequate and current written records on the development of all Invention Ideas and shall disclose these to Company.
               (c) Assignment. Consultant agrees to assign to the Company, without further consideration, its entire right, title, and interest (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to each Invention Idea, developed within the scope of the services covered by this agreement, for Company, whether or not patentable. In the event any Invention Idea shall be deemed by the Company to be patentable or otherwise registrable, Consultant shall assist the Company (at Company’s expense) in obtaining letters patent or other applicable registrations thereon and shall execute all documents and do all other things (including testifying at the Company’s expense) necessary or proper to obtain letters patent or other applicable registrations thereon and to vest the Company, or any Affiliated Company, with full title thereto. Should the Company be unable to secure Consultant’s signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention Idea, Consultant hereby irrevocably designates and appoints Company and each of its duly authorized officers and agents as Consultant’s agent and attorney in fact, to act for and on Consultant’s behalf and stead and to execute and file any such document, and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections with the same force and effect as if executed and delivered by Consultant.
               (d) Ownership. Consultant hereby acknowledges and agrees that all property, including, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, that are produced under this Agreement are Proprietary Information (as defined herein), and equipment furnished to or prepared by Consultant in the course of or incident to rendering of services to the Company, belong to the Company and shall be promptly returned to the Company upon request.

          6. Assignment; Successors and Assigns
               Consultant agrees that it will not assign, sell, transfer, delegate or otherwise dispose of any rights or obligations under this Agreement. Any purported assignment, transfer, or delegation shall be null and void. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any successor in interest or any Affiliated Company. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.
          7. Notices
               All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to the Company at:
Cambrex Corporation
One Meadowlands Plaza
East Rutherford, NJ 07073
Attention: Corporate Secretary
or to the Consultant at:
Mr. Gary L. Mossman
18627 Point Lookout
Houston, TX 77058
Notice of change of address shall be effective only when done in writing and sent in accordance with the provisions of this Section.
          8. Entire Agreement
               The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the retention of Consultant by the Company for the services as described in Section 2.
          9. Amendments; Waivers
               This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by a duly authorized representative of the Company and the Consultant. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.
          10. Severability; Enforcement
               If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.
          11. Governing Law
               The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of New Jersey.
          12. Independent Contractor
               The Consultant shall operate at all times as an independent contractor of the Company. This Agreement does not authorize the Consultant to act for the Company as its agent or to make commitments on behalf of the Company. The Company shall not withhold payroll taxes, and Consultant shall not be covered by health, life, disability, or worker’s compensation insurance of the Company.
          The parties have duly executed this Agreement effective as of the date first written above.

/s/ Gary L. Mossman	Cambrex Corporation
Gary L. Mossman, Consultant
	By:	/s/ Peter E. Thauer
(Signature)
Peter E. Thauer
Print Name
Sr. Vice President and General Counsel
Title
November 10, 2006
Date